UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009 (January 28, 2009)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, P.O. Box 738
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

                         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.
The description under “Item 3.03 – Material Modification to Rights of Security Holders” of this Current Report on Form 8-K below is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.
The description under “Item 3.03 – Material Modification to Rights of Security Holders” of this Current Report on Form 8-K below is incorporated herein by reference.

Item 3.03 – Material Modification to Rights of Security Holders.
On January 30, 2009, Peoples Bancorp Inc. (“Peoples”) issued and sold to the United States Department of the U.S. Treasury (the “U.S. Treasury”) (i) 39,000 of Peoples’ Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a ten-year warrant (the “Warrant”) to purchase 313,505 Peoples common shares, each without par value (the “Common Shares”), at an exercise price of $18.66 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $39.0 million in cash.

This investment was made as part of the U.S. Treasury’s TARP Capital Purchase Program (the “Capital Purchase Program”).  The issuance and sale to the U.S. Treasury of the Series A Preferred Shares and the Warrant was a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4 (2) thereof.  All of the proceeds from the sale of the Series A Preferred Shares and the Warrant by Peoples to the U.S. Treasury under the Capital Purchase Program will qualify as Tier 1 capital for regulatory purposes.  Upon the request of the U.S. Treasury at any time, Peoples has agreed to promptly enter into a depositary arrangement pursuant to which the Series A Preferred Shares may be deposited and depositary shares (“Depositary Shares”), representing fractional Series A Preferred Shares, may be issued.  Peoples has agreed to register the resale of the Series A Preferred Shares and the Depositary Shares, if any, and the Warrant, and the issuance of Common Shares upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Shares and the Warrant (and in any event no later than 30 days after such date of issuance).

To finalize Peoples’ participation in the Capital Purchase Program, Peoples and the U.S. Treasury entered into a Letter Agreement, dated January 30, 2009 (the “Letter Agreement”), including the Securities Purchase Agreement — Standard Terms which is attached thereto (the “Securities Purchase Agreement” and together with the Letter Agreement, the “UST Agreement”).

Under standardized Capital Purchase Program terms, cumulative dividends on the Series A Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years and at a rate of 9% per annum thereafter.  These dividends will be paid only if, as and when declared by Peoples’ Board of Directors.  The Series A Preferred Shares have no maturity date and rank senior to the Common Shares with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Peoples.  Subject to the approval of the Appropriate Federal Banking Agency (as defined in the Securities Purchase Agreement, which for Peoples is the Board of Governors of the Federal Reserve System), the Series A Preferred Shares are redeemable at the option of Peoples at 100% of their liquidation preference plus accrued and unpaid dividends, provided that the Series A Preferred Shares may be redeemed prior February 15, 2012, only if (i) Peoples has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Securities Purchase Agreement) in excess of $9,750,000 and (ii) the aggregate redemption price of the Series A Preferred Shares does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  The Series A Preferred Shares are generally non-voting.

The U.S. Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 313,505 Common Shares issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which Peoples has received aggregate gross proceeds of not less than $39.0 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.  In the event Peoples completes one or more Qualified Equity Offerings on or prior to December 31, 2009, that result in Peoples receiving aggregate gross proceeds of not less than $39.0 million, the number of the Common Shares underlying the portion of the Warrant then held by the U.S. Treasury will be reduced by one-half of the Common Shares originally covered by the Warrant.  The U.S. Treasury has agreed not to exercise voting power with respect to any Common Shares issued to it upon exercise of the Warrant.  Any Common Shares issued by Peoples upon exercise of the Warrant will be issued from Common Shares held in treasury to the extent available.  If no treasury shares are available, Common Shares will be issued from authorized but unissued Common Shares.

The Securities Purchase Agreement, pursuant to which the Series A Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Shares from and after January 30, 2009 (including with respect to the payment of cash dividends in excess of $0.23 per share, which is the amount of the last quarterly cash dividend declared by Peoples prior to October 14, 2008).  Prior to the earlier of (i) January 30, 2012 and (ii) the date on which the Series A Preferred Shares have been redeemed in whole or the U.S. Treasury has transferred the Series A Preferred Shares to third parties which are not Affiliates (as defined in the Securities Purchase Agreement) of the U.S. Treasury, any increase in common share dividends by Peoples or any of its subsidiaries would be prohibited without the prior approval of the U.S. Treasury.  In addition, unless the Series A Preferred Shares have been transferred to third parties which are not Affiliates of the U.S. Treasury or have been redeemed in whole, until January 30, 2012, the U.S. Treasury’s consent would be required for any repurchases of (i) Common Shares or other capital stock or other equity securities of any kind of Peoples or (ii) any trust preferred securities issued by Peoples or any Affiliate of Peoples, other than (x) repurchases of the Series A Preferred Shares, (y) purchases of junior preferred shares or Common Shares in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice and (z) purchases under certain other limited circumstances specified in the Securities Purchase Agreement.

In the Securities Purchase Agreement, Peoples has also agreed that, until such time as the U.S. Treasury ceases to own any securities acquired from Peoples pursuant to the Securities Purchase Agreement or the Warrant, Peoples will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement) — Mark F. Bradley, Peoples’ President and Chief Executive Officer; Edward G. Sloane, Peoples’ Chief Financial Officer and Treasurer; Deborah K. Hill, Peoples’ Executive Vice President, Consumer and Business Financial Services; David T. Wesel, Peoples’ Executive Vice President; Carol A. Schneeberger, Peoples’ Executive Vice President of Operations; and Joseph S. Yazombek, Peoples’ Executive Vice President, Chief Lending Officer — comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance and sale of the Series A Preferred Shares and the Warrant and not adopt any benefit plans with respect to, or which cover, Peoples’ Senior Executive Officers that do not comply with EESA.  Peoples’ Senior Executive Officers have entered into letter agreements, under dates during the period from January 22, 2009 trough January 25, 2009, which became effective with the closing of the transactions contemplated by the UST Agreement , with Peoples consenting to the foregoing.

Copies of the UST Agreement, the Warrant, the Certificate of Amendment by Directors or Incorporators to Articles (setting forth the express terms of the Series A Preferred Shares) and the letter agreements executed by the Senior Executive Officers of Peoples are included as Exhibits 10.1, 4.1, 3.1 and 10.2(a) through 10.2(f), respectively, to this Current Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.02 of this Current Report on Form 8-K.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 3.03 – Material Modification to Rights of Security Holders” of this Current Report on Form 8-K above relating to executive compensation is incorporated herein by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article FOURTH of Peoples’ Amended Articles of Incorporation, as amended by Peoples’ shareholders on January 22, 2009, authorizes the issuance from time to time of one or more series of preferred shares, each without par value.  On January 28, 2009, Peoples’ Board of Directors adopted an amendment to Article FOURTH of Peoples’ Articles of Incorporation and established the express terms of Peoples’ Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, fixed 39,000 shares as the authorized number of shares of the series, and fixed and determined the dividend rate of the shares of the series, the liquidation rights of the shares of the series, the redemption rights in respect of the shares of the series, the voting rights in respect of the shares of the series, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof.   On January 28, 2009, Peoples filed with the Secretary of State of the State of Ohio a Certificate of Amendment by Directors or Incorporators to Articles (the “Certificate of Amendment”) evidencing the amendments to Article FOURTH of Peoples’ Amended Articles of Incorporation adopted by Peoples’ Board of Directors.  The Certificate of Amendment was effective upon filing.  A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 2, 2009, Peoples issued a news release regarding the issuance and sale of the Series A Preferred Shares and the Warrant to the U.S. Treasury.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 -- Financial Statements and Exhibits

a) – c)
    Not applicable

d) Exhibits
    See Index to Exhibits on Page 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.
Date: February 2, 2009	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1
Certificate of Amendment by Directors or Incorporators to Articles filed with the Secretary of State of the State of Ohio on January 28, 2009, evidencing adoption of amendments by the Board of Directors of Peoples Bancorp Inc. to Article FOURTH of Amended Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Peoples Bancorp Inc.

4.1	Warrant to purchase 313,505 Shares of Common Stock (common shares) of Peoples Bancorp Inc., issued to the United States Department of the Treasury on January 30, 2009

10.1
Letter Agreement, dated January 30, 2009, including Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A, between Peoples Bancorp Inc. and the United States Department of the Treasury [NOTE: Annex A to Securities Purchase Agreement is not included herewith; filed as Exhibit 3.1 to this Current Report on Form 8-K]

10.2(a)
Letter Agreement between Peoples Bancorp Inc. and Mark F. Bradley, executed on behalf of Peoples Bancorp Inc. on January 23, 2009 and by Mark F. Bradley on January 23, 2009 and effective January 30, 2009 [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2(b)
Letter Agreement between Peoples Bancorp Inc. and Edward G. Sloane, executed on behalf of Peoples Bancorp Inc. on January 22, 2009 and by Edward G. Sloane on January 22, 2009 and effective January 30, 2009 [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2(c)
Letter Agreement between Peoples Bancorp Inc. and Deborah K. Hill, executed on behalf of Peoples Bancorp Inc. on January 22, 2009 and by Deborah K. Hill on January 22, 2009 and effective January 30, 2009 [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2(d)
Letter Agreement between Peoples Bancorp Inc. and Carol A. Schneeberger, executed on behalf of Peoples Bancorp Inc. on January 23, 2009 and by Carol A. Schneeberger on January 23, 2009 and effective January 30, 2009  [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2(e)
Letter Agreement between Peoples Bancorp Inc. and David T. Wesel, executed on behalf of Peoples Bancorp Inc. on January 23, 2009 and by David T. Wesel on January 25, 2009 and effective January 30, 2009 [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

10.2(f)
Letter Agreement between Peoples Bancorp Inc. and Joseph S. Yazombek, executed on behalf of Peoples Bancorp Inc. on January 23, 2009 and by Joseph S. Yazombek on January 23, 2009 and effective January 30, 2009  [NOTE: Appendix A is not included herewith; filed as Exhibit 10.1 to this Current Report on Form 8-K]

99	News Release issued by Peoples Bancorp Inc. on February 2, 2009